Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CARMELL THERAPEUTICS CORPORATION

a Delaware corporation

Carmell Therapeutics Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify:

1. That the name of the Corporation is Carmell Therapeutics Corporation.

2. That the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 21, 2021 (the “Original Certificate”). The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on March 1, 2021. The Corporation then filed a second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on March 22, 2021. The Corporation then filed a third amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on July 14, 2023 (the “Existing Certificate”).

3. That the Board of Directors duly adopted resolutions proposing to amend certain provisions of the Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FIRST of the Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth below:

FIRST: The name of this corporation is Carmell Corporation (the “Corporation”).

4. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Certificate of Incorporation as of August 1, 2023.

Carmell Therapeutics Corporation

By:	/s/ Randall Hubbell
Name: Randall Hubbell
Title: Chief Executive Officer